Exhibit 99

News Release dated January 21, 2004,
containing financial results
of The Progressive Corporation
for the three months
and twelve months ended
December 31, 2003

[PROGRESSIVE CORPORATION LOGO]	NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road Mayfield Village, Ohio 44143 http://www.progressive.com	Thomas A. King (440) 395-2260

The Company will hold a one-hour conference call on Thursday, January 22, 2004, beginning at 9:00 a.m. eastern time. At that time, the Company will discuss results and address questions. Visit the Company’s Web site at http://www.progressive.com/investors/events.asp to register and receive the details for the teleconference or webcast. An instant replay of the conference call will be available until February 6, 2004 by calling 1-800-328-8402 or until January 23, 2005, on our Web site at http://www.progressive.com/investors/archive.asp.

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO—January 21, 2004— The Progressive Corporation today reported fourth quarter 2003 net income of $357.8 million, or $1.63 per share, compared to $152.2 million, or $.69 per share, in the fourth quarter last year. Included in net income are net realized losses on securities of $3.0 million, or $.01 per share, for the fourth quarter 2003, and net realized losses of $37.1 million, or $.11 per share, for the same period last year.

     Net premiums written and earned increased 21% and 23% to $2,906.4 million and $3,040.0 million, respectively, as compared to the fourth quarter last year. During the fourth quarter 2003, the Company produced a GAAP combined ratio of 85.9, compared to 93.3 in the same period last year. Recurring investment income was $121.3 million before taxes and $90.5 million after taxes, compared to $113.5 million before taxes and $82.0 million after taxes for the fourth quarter 2002. See the “Operations Summary” for further information.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing directors’ and officers’ liability insurance and providing insurance-related services, primarily processing business for Commercial Auto Insurance Procedures (CAIP), which are state supervised plans serving the involuntary market. The other businesses are also managing the wind down of the Company’s lenders’ collateral protection program. See “Supplemental Information” for fourth quarter 2003 underwriting results.

     During the fourth quarter 2003, the Company repurchased 250,000 of its Common Shares at an average cost of $74.00 per share.

     The Progressive group of insurance companies ranks third in the nation for auto insurance based on premiums written, offering its products by phone at 1-800-PROGRESSIVE, online at progressive.com and through more than 30,000 independent insurance agencies and insurance brokers. The Common Shares of The Progressive Corporation, the holding company, are publicly traded at NYSE:PGR.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release and during the Company’s conference call that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein or during the call. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of the Company’s pricing and loss reserving methodologies; pricing competition and other initiatives by competitors; the Company’s ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of the Company’s advertising campaigns; legislative and regulatory developments; the outcome of litigation pending or that may be filed against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
OPERATIONS SUMMARY
December 31, 2003
(millions – except per share amounts)

	THREE MONTHS			TWELVE MONTHS
	ENDED			ENDED
	DECEMBER 31,			DECEMBER 31,
			%			%
	2003	2002	Change	2003	2002	Change
Direct premiums written	$2,976.6	$2,458.9	21	$12,187.9	$9,665.7	26

Net premiums written	$2,906.4	$2,404.5	21	$11,913.4	$9,452.0	26

Revenues:
Net premiums earned	$3,040.0	$2,463.5	23	$11,341.0	$8,883.5	28
Recurring investment income[1]	121.3	113.5	7	465.3	455.2	2
Net realized gains (losses) on securities	(3.0)	(37.1)	(92)	12.7	(78.6)	NM
Service revenues	11.7	8.5	38	41.8	34.3	22
Other income[2]	.4	—	NM	31.2	—	NM

Total revenues	3,170.4	2,548.4	24	11,892.0	9,294.4	28

Expenses:
Losses and loss adjustment expenses	2,003.5	1,768.8	13	7,640.4	6,299.1	21
Policy acquisition costs	333.5	278.5	20	1,249.1	1,031.6	21
Other underwriting expenses	273.7	251.8	9	1,010.1	874.2	16
Investment expenses	3.2	3.4	(6)	11.5	11.5	—
Service expenses	6.3	5.6	13	25.7	22.0	17
Interest expense	23.7	20.8	14	95.5	74.6	28

Total expenses	2,643.9	2,328.9	14	10,032.3	8,313.0	21

Income before income taxes	526.5	219.5	140	1,859.7	981.4	89
Provision for income taxes[3]	168.7	67.3	151	604.3	314.1	92

Net income	$357.8	$152.2	135	$1,255.4	$667.3	88

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	215.7	217.9	(1)	216.8	219.0	(1)

Per share	$1.66	$.70	137	$5.79	$3.05	90

Diluted:
Average shares outstanding	215.7	217.9	(1)	216.8	219.0	(1)
Net effect of dilutive stock-based compensation[4]	3.8	3.9	(3)	3.7	4.2	(12)

Total equivalent shares	219.5	221.8	(1)	220.5	223.2	(1)

Per share	$1.63	$.69	138	$5.69	$2.99	90

NM = Not Meaningful

1The following table sets forth the investment yields for the periods ended December 31:

	Three Months		Twelve Months
	2003	2002	2003	2002
Pretax recurring investment book yield	4.1%	4.7%	4.2%	5.1%
Weighted average fully taxable equivalent (FTE) book yield	4.8%	5.2%	4.9%	5.6%
FTE total return:
Fixed income securities	.7%	1.2%	5.5%	10.1%
Common stocks	12.0%	8.1%	28.6%	(21.5)%
Total portfolio	2.3%	2.1%	8.7%	5.5%

Note: The Company is reporting total return to more accurately reflect the management of the portfolio and evaluation of the investment results. The FTE total return includes recurring investment income, net realized gains (losses) on securities and changes in unrealized appreciation/depreciation on investment securities.

2 Amount represents the estimated interest earned through December on the income tax refund the Company will receive. See the Company’s quarterly report on Form 10-Q for the period ended September 30, 2003, for further information.

3 Reflects a $3.8 million reduction to the Company’s provision for income taxes to more accurately reflect its tax liability at December 31, 2003.

4 The “net effect of dilutive stock-based compensation” was reduced by approximately .4 million shares during December to adjust for a misapplication of SFAS 128, “Earnings Per Share,” as it pertained to the determination of the amount of restricted shares to be included in the Diluted Earnings Per Share computation. As a result, the Company understated Diluted Earnings Per Share by less than $.01 for all periods presented since April 2003 (the date of the initial restricted stock grant).

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
December 31, 2003
(millions)

	THREE MONTHS			TWELVE MONTHS
	ENDED			ENDED
	DECEMBER 31,			DECEMBER 31,
	2003	2002	Change	2003	2002	Change
NET PREMIUMS WRITTEN
Personal Lines – Agency	$1,759.6	$1,480.9	19%	$7,239.6	$5,832.7	24%
Personal Lines – Direct	806.0	649.0	24%	3,263.2	2,529.8	29%

Total Personal Lines	2,565.6	2,129.9	20%	10,502.8	8,362.5	26%
Commercial Auto Business	334.6	257.1	30%	1,357.7	1,002.9	35%
Other businesses	6.2	17.5	(65)%	52.9	86.6	(39)%

Companywide	$2,906.4	$2,404.5	21%	$11,913.4	$9,452.0	26%

NET PREMIUMS EARNED
Personal Lines – Agency	$1,851.8	$1,523.4	22%	$6,948.0	$5,542.7	25%
Personal Lines – Direct	839.6	664.5	26%	3,103.0	2,365.1	31%

Total Personal Lines	2,691.4	2,187.9	23%	10,051.0	7,907.8	27%
Commercial Auto Business	338.5	256.0	32%	1,226.7	880.0	39%
Other businesses	10.1	19.6	(48)%	63.3	95.7	(34)%

Companywide	$3,040.0	$2,463.5	23%	$11,341.0	$8,883.5	28%

PERSONAL LINES – AGENCY CR
Loss and loss adjustment expense ratio	66.9	71.9	5.0 pts.	68.4	72.0	3.6 pts.
Underwriting expense ratio	20.0	21.6	1.6 pts.	19.6	21.0	1.4 pts.

	86.9	93.5	6.6 pts.	88.0	93.0	5.0 pts.

PERSONAL LINES – DIRECT CR
Loss and loss adjustment expense ratio	66.8	71.3	4.5 pts.	67.4	69.1	1.7 pts.
Underwriting expense ratio	19.9	21.4	1.5 pts.	20.3	22.3	2.0 pts.

	86.7	92.7	6.0 pts.	87.7	91.4	3.7 pts.

PERSONAL LINES – TOTAL CR
Loss and loss adjustment expense ratio	66.8	71.7	4.9 pts.	68.1	71.1	3.0 pts.
Underwriting expense ratio	20.0	21.5	1.5 pts.	19.8	21.4	1.6 pts.

	86.8	93.2	6.4 pts.	87.9	92.5	4.6 pts.

COMMERCIAL AUTO BUSINESS – CR
Loss and loss adjustment expense ratio	60.2	73.3	13.1 pts.	62.7	70.7	8.0 pts.
Underwriting expense ratio	19.2	20.1	.9 pts.	19.8	20.2	.4 pts.

	79.4	93.4	14.0 pts.	82.5	90.9	8.4 pts.

OTHER BUSINESSES – CR
Loss and loss adjustment expense ratio	15.5	64.2	48.7 pts.	48.2	56.7	8.5 pts.
Underwriting expense ratio	34.6	38.3	3.7 pts.	38.8	36.1	(2.7) pts.

	50.1	102.5	52.4 pts.	87.0	92.8	5.8 pts.

COMPANYWIDE GAAP CR
Loss and loss adjustment expense ratio	65.9	71.8	5.9 pts.	67.4	70.9	3.5 pts.
Underwriting expense ratio	20.0	21.5	1.5 pts.	19.9	21.5	1.6 pts.

	85.9	93.3	7.4 pts.	87.3	92.4	5.1 pts.

COMPANYWIDE STATUTORY CR
Loss and loss adjustment expense ratio	66.0	71.9	5.9 pts.	67.4	70.9	3.5 pts.
Underwriting expense ratio	19.7	21.1	1.4 pts.	18.8	20.4	1.6 pts.

	85.7	93.0	7.3 pts.	86.2	91.3	5.1 pts.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
ADDITIONAL SUPPLEMENTAL INFORMATION
(millions)

	THREE MONTHS			TWELVE MONTHS
	ENDED			ENDED
	DECEMBER 31,			DECEMBER 31,
	2003	2002	Change	2003	2002	Change
COMPANYWIDE CALENDAR YEAR
Loss and loss adjustment expense ratio	65.9	71.8	5.9 pts.	67.4	70.9	3.5 pts.

COMPANYWIDE ACCIDENT YEAR
Loss and loss adjustment expense ratio	67.2	71.4	4.2 pts.	67.9	70.9	3.0 pts.

ACTUARIAL ADJUSTMENTS -
Reserve Decrease/(Increase)
Prior accident years	$12.0	$(14.7)		$10.5	$(7.2)
Current accident year	(7.9)	(5.3)		(17.8)	21.1

Calendar year actuarial adjustment	$4.1	$(20.0)	NM	$(7.3)	$13.9	NM

PRIOR ACCIDENT YEARS DEVELOPMENT -
Favorable/(Unfavorable)
Actuarial adjustment	$12.0	$(14.7)		$10.5	$(7.2)
All other development	28.9	4.8		45.6	3.7

Total development	$40.9	$(9.9)	NM	$56.1	$(3.5)	NM

	December 31,
POLICIES IN FORCE (in thousands)	2003	2002	Change
Agency — Auto	3,966	3,386	17%
Direct — Auto	1,852	1,541	20%
Other Personal Lines[1]	1,990	1,642	21%

Total Personal Lines	7,808	6,569	19%

Commercial Auto Business	365	289	26%

     NM = Not Meaningful

     1Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions– except per share amounts)

	DECEMBER 31,
	2003	2002
CONDENSED GAAP BALANCE SHEETS:[1]
Investments -
Available-for-sale:
Fixed maturities, at market (amortized cost: $8,899.0 and $7,409.4)	$9,133.4	$7,712.5
Equity securities, at market
Preferred stocks (cost: $751.3 and $631.9)	778.8	656.7
Common equities (cost: $1,590.6 and $1,425.3)	1,972.1	1,347.3
Short-term investments, at amortized cost (market: $648.0 and $567.8)	648.0	567.8

Total investments[2]	12,532.3	10,284.3
Net premiums receivable	2,079.6	1,742.8
Deferred acquisition costs	412.3	363.5
Other assets	1,257.3	1,173.8

Total assets	$16,281.5	$13,564.4

Unearned premiums	$3,894.7	$3,304.3
Loss and loss adjustment expense reserves	4,576.3	3,813.0
Other liabilities[2]	1,290.1	1,190.1
Debt	1,489.8	1,489.0
Shareholders’ equity	5,030.6	3,768.0

Total liabilities and shareholders’ equity	$16,281.5	$13,564.4

Common Shares outstanding	216.4	218.0
Book value per share	$23.25	$17.28
Return on average shareholders’ equity	29.1%	19.3%
Net unrealized gains on Investments – pre-tax	$643.4	$249.9
Estimated Statutory surplus	$4,538.8	$3,368.9

1Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $229.9 million at December 31, 2003 and $180.9 million at December 31, 2002.

2Amounts include net unsettled security acquisitions of $75.1 million and $112.2 million at December 31, 2003 and 2002, respectively.